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                                 Exhibit 99.1
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FOR IMMEDIATE RELEASE

Company Contacts:
Kit Webster, Chief Financial Officer
512-681-8470

Jon Osmundsen, Director of Public Relations
512-681-8318
jono@netpliance.com
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                    NETPLIANCE RECEIVES NOTICE FROM NASDAQ
               REGARDING POTENTIAL DELISTING OF ITS COMMON STOCK

Austin, Texas - January 17, 2001 - Netpliance (Nasdaq: NPLI) announced today that it has received notice from The Nasdaq Stock Market, Inc. that Netpliance's common stock had failed to maintain a minimum bid price of at least $1.00 over the prior 30 consecutive trading days as required by Nasdaq rules. Netpliance will be provided 90 days, or until April 17, 2001, to regain compliance with the rules. If Netpliance is unable to demonstrate compliance with the Nasdaq rules by April 17, 2001, its common stock will be subject to delisting from the Nasdaq National Market. Netpliance is considering what action to take to respond to the possible delisting by Nasdaq.

About Netpliance

Netpliance provides infrastructure products and managed services for next generation premium residential IP voice, video and data applications. Existing and emerging IP-based broadband service providers including traditional telecom carriers, Internet Service Providers (ISPs), cable multi-system operators
(MSOs), competitive local exchange carriers (CLECs), internet destination sites or portals, Internet Telephony Service Providers (ITSPs), and application service providers (ASPs) will be able to rapidly deploy new world services based on the Netpliance Broadband Service Delivery platform.

Forward-looking Statements

This announcement may contain forward-looking statements that are subject to significant risks and uncertainties. Although Netpliance believes that the expectations reflected in its forward looking statements are reasonable, Netpliance can give no assurance that such expectations or any of their forward looking statements will prove to be correct, and future results may differ from those discussed in this press release. Important information regarding the factors that may affect Netpliance's future performance is included in the public reports that Netpliance files with the Securities and Exchange
Commission. Netpliance disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to
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place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by Netpliance or any other person that the events or circumstances described in such statement are material .



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